UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                DECEMBER 18, 1998
                Date of Report (Date of Earliest Event Reported)



                             BILLING CONCEPTS CORP.
               (Exact name of registrant as specified in its charter)



        DELAWARE                          0-28536              74-2781950
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)



   7411 JOHN SMITH DRIVE, SUITE 200
         SAN ANTONIO, TEXAS                                       78229
(Address of principal executive offices)                        (Zip Code)


                                 (210) 949-7000
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS.

On December 18, 1998, Billing Concepts Corp. ("the Company") consummated the merger (the "Merger") of Communications Software Consultants, Inc. ("CommSoft") into a wholly owned subsidiary of the Company in consideration of 2,492,759 shares of the Company's common stock. CommSoft was a privately held, international software development and consulting firm specializing in the telecommunications industry. The Merger has been accounted for as a pooling of interests. For the month ended January 31, 1999, the Company's post-Merger combined operations resulted in operating revenues and net income of $14,249,000 and $1,566,000, respectively.


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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BILLING CONCEPTS CORP.
                                          (Registrant)



Date:  February 25, 1999                  By: /s/ PARRIS H. HOLMES, JR.
                                          -----------------------------

                                          Parris H. Holmes, Jr.
                                          Chairman of the Board
                                          and Chief Executive Officer




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